Exhibit 32.1

SIGNATURES

In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this Form 10-KSB to be signed on its behalf by the undersigned, thereunto duly authorized and based on our knowledge and belief that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MVB Financial Corp.

By:	/s/ James R. Martin	/s/ Eric L. Tichenor
	James R. Martin, President	Eric L. Tichenor, Vice President & Cashier

Date: March 29, 2005		Date: March 29, 2005